UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARCH COAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-0921172

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri	63141

(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

     Securities Act registration statement file number to which this form relates: 333-58738

     Securities to be registered pursuant to Section 12(b) of the Act:

5% Perpetual Cumulative Convertible Preferred Stock

(Title of class)

     Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1.    Description of Registrant’s Securities to be Registered.

     The title of the securities to be registered hereunder is: “5% Perpetual Cumulative Convertible Preferred Stock” (the “Preferred Stock”). A general description of the Registrant’s authorized preferred stock appears under the caption “Description of Preferred Stock” on pages 19 through 21 of the Prospectus (the “Prospectus”) forming a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-58738) that was filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2001 (the “Registration Statement”). A description of the Preferred Stock may be found under the caption “Description of Perpetual Cumulative Convertible Preferred Stock” on pages S-25 through S-37 of the Prospectus Supplement, dated January 27, 2003 (the “Prospectus Supplement”), filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such description is qualified in its entirety by reference to the Certificate of Designations Establishing the Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of 5% Perpetual Cumulative Convertible Preferred Stock of the Registrant included as Exhibit 3 hereto (the “Certificate of Designations”) and is incorporated herein by reference.

ITEM 2.    Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description.

1	Specimen Stock Certificate for the Preferred Stock (filed herewith)

2	Registration Statement on Form S-3 (Registration Statement No. 333-58738) filed with the Commission on April 12, 2001, by Arch Coal, Inc. (incorporated herein by reference).

3	Certificate of Designations Establishing the Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of 5% Perpetual Cumulative Convertible Preferred Stock of Arch Coal, Inc. (filed herewith)

4	Prospectus Supplement describing the Preferred Stock, dated January 27, 2003 and filed with the Commission on January 28, 2003 by Arch Coal, Inc. pursuant to Rule 424(b)(2) (incorporated herein by reference).

5	Amended and Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated herein by reference to Exhibit 3.1 to Arch Coal, Inc.’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2000).

6	Amended and Restated Bylaws of Arch Coal, Inc. (incorporated herein by reference to Exhibit 3.2 to the Arch Coal, Inc.’s Annual Report on Form 10-K for the Year Ended December 31, 2000).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCH COAL, INC.

Date: March 3, 2003	By:	/s/ JANET L. HORGAN Name: Janet L. Horgan Title: Assistant Secretary

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